Exhibit 99.1

GMXR

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT

Alan Van Horn

Manager, Investor Relations

405.254.5839

GMX Resources Announces Cash Tender Offer for its 5.00% Convertible Senior Notes Due 2013

Oklahoma City, Oklahoma, Friday, January 28, 2011 — GMX Resources Inc. (the “Company” or “GMXR”) (NYSE: GMXR) today announced that it has commenced a tender offer for up to $50,000,000 aggregate principal amount of its outstanding 5.00% Convertible Senior Notes due 2013 (the “Convertible Notes”), of which $122,750,000 aggregate principal amount is currently outstanding.

The tender offer will expire at 5:00 p.m., New York City time, on February 28, 2011, unless extended (as such time and date may be extended, the “Expiration Date”) or earlier terminated by GMXR. Holders of Convertible Notes who validly tender, and do not validly withdraw, their Convertible Notes on or prior to the Expiration Date will receive $1,000 for each $1,000 principal amount of Convertible Notes purchased in the tender offer, plus accrued and unpaid interest to, but not including, the settlement date. Tenders of Convertible Notes must be made on or prior to the Expiration Date, and tendered Convertible Notes may be withdrawn at any time on or prior to the Expiration Date.

The tender offer is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase, dated January 28, 2011 (the “Offer to Purchase”), including but not limited to a financing condition. Subject to applicable law, GMXR may amend, extend or waive conditions to, or terminate, the tender offer.

Full details of the terms and conditions of the tender offer are described in the Offer to Purchase and a related Letter of Transmittal, which are being sent to holders of the Convertible Notes. GMXR will file today a Tender Offer Statement on Schedule TO, together with the Offer to Purchase and a related Letter of Transmittal that are exhibits to the Tender Offer Statement on Schedule TO, with the Securities and Exchange Commission’s (“SEC”). Each such document, as well as any amendments, supplements or additional exhibits thereto, will be available when filed by GMXR, free of charge, from the SEC’s website at www.sec.gov. Holders are encouraged to read these documents, as they contain important information regarding the tender offer.

GMXR has retained Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated to act as the dealer managers for the tender offer. Questions or requests for assistance regarding the terms of the tender offer should be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) and Morgan Stanley & Co. Incorporated at (800) 624-1808 (toll-free). Requests for the Offer to Purchase and other documents relating to the tender offer may be directed to Global Bondholder Services Corporation, the information agent for the tender offer, at (212) 430-3774 (for banks and brokers only) or (866) 804-2200 (for all others).

None of GMXR, the dealer managers, the information agent or the depositary makes any recommendation as to whether holders should tender their Convertible Notes pursuant to the tender offer. Each holder must make its own decision as to whether to tender its Convertible Notes and, if so, the principal amount of the Convertible Notes to be tendered.

This press release is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell the Convertible Notes or any other securities of GMXR.

The tender offer is only being made pursuant to the Offer to Purchase and the related Letter of Transmittal. The tender offer is not being made to holders of Convertible Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Forward-Looking Statements

Statements in this news release, including but not limited to those relating to the tender offer and other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include results of operations, market conditions, capital needs and uses, satisfaction of conditions to the tender offer and other risks and uncertainties that are beyond the Company’s control, including those described in the Company’s Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update forward-looking information.